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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 16, 2002

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-12822 (Commission File Number)	54-2086934 (IRS Employer Identification No.)

5775 Peachtree Dunwoody Road, Suite B-200
Atlanta Georgia 30342
(Address of Principal Executive Offices)

(404) 250-3420
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On July16, 2002, Beazer Homes USA, Inc. (the "Company") issued the press release attached hereto as exhibit 99.1 and made a part hereof regarding its filing of a registration statement on Form S-4 relating to the exchange of its $350 million 8 3/8% Senior Notes due 2012 previously issued in a Rule 144A offering to publicly registered Senior Notes which will have substantially identical terms. In connection with the filing, the Company also disclosed that in its results of operations for the quarter ended June 30, 2002, it will record an increase to cost of sales of approximately $2.6 million ($0.12 per diluted share) to adjust for misallocations made by its division based in Fort Myers, Florida. For additional information, please see the press release.

Item 7. Financial Statements and Exhibits.

        (c) Exhibits.

  99.1
  Press release issued July 16, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.
Date: July 18, 2002	By:	/s/ DAVID S. WEISS David S. Weiss Executive Vice President and Chief Financial Officer

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES